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                                                                    EXHIBIT 8(a)


                          Custodian Services Agreement
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                                                                    EXHIBIT 8(a)


                          CUSTODIAN SERVICES AGREEMENT
                          ----------------------------

                  This Agreement is made as of July 24, 1998 by and between NATIONAL CITY BANK (the "Custodian") and THE PARKSTONE GROUP OF FUNDS, a Massachusetts business trust (the "Fund").

                  The Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). The Fund wishes to retain the Custodian to provide custodian services to each of its investment portfolios, as listed on Exhibit A attached hereto and as such Exhibit A may be amended from time to time (the "Portfolios"), and the Custodian wishes to furnish custodian services, either directly or though an affiliate or affiliates, as more fully described herein.

                  In consideration of the promises and mutual covenants herein contained, the parties agree as follows:

                  1. Definitions.

                           (a) "Authorized Person" shall mean any officer of the
Fund and any other person, who is duly authorized by the Fund's Board of Trustees, to give Oral and Written Instructions on behalf of the Fund. Such persons are listed in the Certificate attached hereto as the Authorized Persons Appendix as such appendix may be amended in writing by the Fund's Board of Trustees from time to time.

                           (b) "Book-Entry System" shall mean Federal Reserve
Treasury book-entry system for United States and federal agency securities, its successor or successors, and its nominee or nominees and any book-entry system maintained by an exchange registered with the SEC under the 1934 Act.

                           (c) "CFTC" shall mean the Commodities Futures Trading
Commission.

                           (d) "Oral Instructions" shall mean oral instructions
received by the Custodian from an Authorized Person or from a person reasonably believed by the Custodian to be an Authorized Person.

                           (e) "Custodian" shall mean National City Bank or a
subsidiary or affiliate of National City Bank.

                           (f) "SEC" shall mean the Securities and Exchange
Commission.

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                           (g) "Securities and Commodities Laws" shall mean the
Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act, and the Commodities Exchange Act, as amended (the "CEA").

                           (h) "Shares" shall mean the units of beneficial
interest of the Fund.

                           (i) "Property" shall mean:

                                    (i)    any and all securities and other
                                             investment items which the Fund may
                                             from time to time deposit, or cause
                                             to be deposited, with the Custodian
                                             or which the Custodian may from
                                             time to time hold for any
                                             Portfolio;

                                    (ii)   all income in respect of any of
                                             such securities or other investment
                                             items;

                                    (iii)  all proceeds of the sale of any of
                                             such securities or investment
                                             items; and

                                    (iv)   all proceeds of the sale of
                                             securities issued by the Fund,
                                             which are received by the Custodian
                                             from time to time, from or on
                                             behalf of the Fund.

                           (j) "Written Instructions" shall mean written
instructions signed by one Authorized Person and received by the Custodian. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

                  2. Appointment. The Fund hereby appoints the Custodian to provide custodian services to each of the Portfolios, and the Custodian accepts such appointment and agrees to furnish such services.

                  3. Delivery of Documents. The Fund has provided or, where applicable, will provide the Custodian with the following:

                           (a) certified or authenticated copies of the resolutions of the Fund's Board of Trustees,

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                                    approving the appointment of the Custodian
                                    or its affiliates to provide services;

                           (b) a copy of the Fund's most recent effective registration statement;

                           (c)      a copy of each Portfolio's advisory
                                    agreement or agreements;

                           (d) a copy of each Portfolio's distribution agreement or agreements;

                           (e) a copy of each Portfolio's transfer agency agreement or agreements;

                           (f)      copies of any shareholder servicing
                                    agreements made in respect of the Fund or any Portfolio; and

                           (g) certified or authenticated copies of any and all amendments or supplements to the foregoing.

                  4. Compliance with Government Rules and Regulations. The Custodian undertakes to comply with all applicable requirements of the 1933 Act, the 1934 Act, the 1940 Act, and the CEA, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to all duties to be performed by the Custodian hereunder. Except as specifically set forth herein, the Custodian assumes no responsibility for such compliance by the Fund.

                  5. Instructions. Unless otherwise provided in this Agreement, the Custodian shall act only upon Oral and Written Instructions. The Custodian shall be entitled to rely upon any Oral and Written Instructions it receives from an Authorized Person (or from a person reasonably believed by the Custodian to be an Authorized Person) pursuant to this Agreement. The Custodian may assume that any Oral or Written Instructions received hereunder are not in any way inconsistent with the provisions of organizational documents of the Fund or of any vote, resolution or proceeding of the Fund's Board of Trustees or of the Fund's shareholders.

                  The Fund agrees to forward to the Custodian Written Instructions confirming Oral Instructions so that the Custodian receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by the Custodian shall in no way invalidate the transactions or

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enforceability of the transactions authorized by the Oral Instructions.

                  The Fund further agrees that the Custodian shall incur no liability to the Fund or any Portfolio in acting upon Oral or Written Instructions provided such instructions reasonably appear to have been received from an Authorized Person.

                  6. Right to Receive Advice.

                           (a) Advice of the Fund. If the Custodian is in doubt
as to any action it should or should not take, the Custodian may request directions or advice, including Oral or Written Instructions, from the Fund.

                           (b) Advice of Counsel. If the Custodian shall be in
doubt as to any questions of law pertaining to any action it should or should not take, the Custodian may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Fund, the Fund's adviser or the Custodian, at the option of the Custodian).

                           (c) Conflicting Advice. In the event of a conflict
between directions, advice or Oral or Written Instructions the Custodian receives from the Fund, and the advice it receives from counsel, the Custodian shall be entitled to rely upon and follow the advice of counsel.

                           (d) Protection of the Custodian. The Custodian shall
be protected in any action it takes or does not take in reliance upon directions, advice or Oral or Written Instructions it receives from the Fund or from counsel and which the Custodian believes, in good faith, to be consistent with those directions, advice or Oral or Written Instructions.

                  Nothing in this paragraph shall be construed so as to impose an obligation upon the Custodian (i) to seek such directions, advice or Oral or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of the Custodian's properly taking or not taking such action.

                  7. Records. The books and records pertaining to the Fund and the Portfolios, which are in the possession of the Custodian, shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund, or the Fund's authorized representatives, shall have access to such books and records at all times during the

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Custodian's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by the Custodian to the Fund or to an authorized representative of the Fund, at the Fund's expense.

                  8. Confidentiality. The Custodian agrees to keep confidential all records of the Fund and the Portfolios and information relative to the Fund, the Portfolios and the shareholders (past, present and potential), unless the release of such records or information is otherwise consented to, in writing, by the Fund. The Fund further agrees that, should the Custodian be required to provide such information or records to duly constituted authorities (who may institute civil or criminal contempt proceedings for failure to comply), the Custodian shall not be required to seek the Fund's consent prior to disclosing such information; provided that the Custodian gives the Fund prior written notice of the provision of such information and records.

                  9. Cooperation with Accountants. The Custodian shall cooperate with the Fund's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

                  10. Disaster Recovery. The Custodian shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, the Custodian shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions but shall have no liability with respect thereto unless such failures result from the Custodian's own willful misfeasance, bad faith, gross negligence, negligence or reckless disregard of its duties and obligations under this Agreement.

                  11. Compensation. As compensation for custody services rendered by the Custodian during the term of this Agreement, the Fund will pay to the Custodian a fee or fees as may be agreed to in writing from time to time by the Fund and the Custodian.

                  12. Indemnification. The Fund, on behalf of each of the Portfolios, agrees to indemnify and hold harmless the Custodian and its nominees from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the 1933 Act, the 1934 Act, the 1940 Act, the CEA, and any state and foreign securities and

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blue sky laws, and amendments thereto), and expenses, including (without limitation) reasonable attorneys' fees and disbursements, arising directly or indirectly from any action which the Custodian takes or does not take (i) at the request or on the direction of or in reliance on the advice of the Fund or (ii) upon Oral or Written Instructions. Neither the Custodian, nor any of its nominees, shall be indemnified against any liability to the Fund or to its shareholders (or any expenses incident to such liability) arising out of the Custodian's or its nominees' own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement.

                  In the event of any advance of cash for any purpose made by the Custodian resulting from Oral or Written Instructions of the Fund, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in respect of the Fund or any Portfolio in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any Property at any time held for the account of the relevant Portfolio or the Fund shall be security therefor.

                  13. Responsibility of the Custodian. The Custodian shall be under no duty to take any action on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by the Custodian, in writing. The Custodian shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts, within reasonable limits, in performing Services provided for under this Agreement. The Custodian shall be responsible for its own or its nominees' (including without limitation foreign sub-custodians approved by the Fund) own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement or the Custodian's own negligent failure to perform its duties under this Agreement. Notwithstanding the foregoing, the Custodian shall not be responsible for losses beyond its control, provided that the Custodian has acted in accordance with the standard of care set forth above; and provided further that the Custodian shall only be responsible for that portion of losses or damages suffered by the Fund or any Portfolio attributable to the negligence of the Custodian.

                  Without limiting the generality of the foregoing or of any other provision of this Agreement, the Custodian, in connection with its duties under this Agreement, shall not be under any duty or obligation to inquire into and shall not be liable for (a) the validity or invalidity or authority or lack

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thereof of any Oral or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which the Custodian reasonably believes to be genuine; or (b) delays or errors or loss of data occurring by reason of circumstances beyond the Custodian's control, including acts of civil or military authority, national emergencies, fire, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply, nor shall the Custodian be under any duty or obligation to ascertain whether any Property at any time delivered to or held by the Custodian may properly be held by or for the Fund or any Portfolio. Notwithstanding the foregoing, the Custodian shall use its best efforts to mitigate the effects of the events in clause (b) above, although such efforts shall not impute any liability thereto.

                  14. Description of Services.

                           (a) Delivery of the Property. The Fund will deliver
or arrange for delivery to the Custodian, all the property it owns, including cash received as a result of the distribution of its Shares, during the period that is set forth in this Agreement. The Custodian will not be responsible for such property until actual receipt.

                           (b) Receipt and Disbursement of Money. The Custodian,
acting upon Written Instructions, shall open and maintain a separate account in the name of the Fund on behalf of each Portfolio using all cash received from or for the account of any Portfolio, subject to the terms of this Agreement.

                  The Custodian shall make cash payments to or from the accounts of a Portfolio only for:

                                    (i)    purchases of securities in the name
                                             of a Portfolio or the Custodian or
                                             the Custodian's nominee as provided
                                             in sub-paragraph j and for which
                                             the Custodian has received a copy
                                             of the broker's or dealer's
                                             confirmation or payee's invoice, as
                                             appropriate;

                                    (ii)   purchase or redemption of Shares of
                                             the Fund delivered to the
                                             Custodian;

                                    (iii)  payment of, subject to Written
                                             Instructions, interest, dividends,
                                             taxes, administration, accounting,
                                             distribution, advisory, management

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                                             fees or similar expenses which are
                                             to be borne by the Fund or any
                                             Portfolio;

                                    (iv)   payment to, subject to receipt of
                                             Written Instructions, the Fund's
                                             transfer agent, as agent for the
                                             shareholders, an amount equal to
                                             the amount of dividends and
                                             distributions stated in the Written
                                             Instructions to be distributed in
                                             cash by the transfer agent to
                                             shareholders, or, in lieu of paying
                                             the Fund's transfer agent, the
                                             Custodian may arrange for the
                                             direct payment of cash dividends
                                             and distributions to shareholders
                                             in accordance with procedures
                                             mutually agreed upon from time to
                                             time by and among the Fund, the
                                             Custodian and the Fund's transfer
                                             agent;

                                    (v)    payments, upon receipt of Written
                                             Instructions, in connection with
                                             the conversion, exchange or
                                             surrender of securities owned or
                                             subscribed to by a Portfolio and
                                             held by or delivered to the
                                             Custodian;

                                    (vi)   payments of the amounts of
                                             dividends received with respect to
                                             securities sold short;

                                    (vii)  payments made to a sub-custodian
                                             pursuant to provisions in
                                             sub-paragraph c of this Paragraph
                                             14; and

                                    (viii) payments, upon Written Instructions
                                             made for other proper Fund
                                             purposes.

                  The Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received as custodian for the account of the Fund or any Portfolio.

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                           (c) Receipt of Securities.

                                    (i)    The Custodian shall hold all
                                             securities and non cash property
                                             received by it for the account of a
                                             Portfolio in a separate account
                                             that physically segregates such
                                             securities from those of any other
                                             Portfolio, persons, firms or
                                             corporations. All such securities
                                             and property shall be held or
                                             disposed of only upon Written
                                             Instructions of the Fund pursuant
                                             to the terms of this Agreement. The
                                             Custodian shall have no power or
                                             authority to withdraw, deliver,
                                             assign, hypothecate, pledge or
                                             otherwise dispose of any such
                                             securities or investment, except
                                             upon the express terms of this
                                             Agreement and upon Written
                                             Instructions, accompanied by a
                                             certified resolution of the Fund's
                                             Board of Trustees, authorizing the
                                             transaction. In no case may any
                                             member of the Fund's Board of
                                             Trustees, or any officer, employee
                                             or agent of the Fund withdraw any
                                             securities.

                                             At the Custodian's own expense and
                                             for its own convenience, the
                                             Custodian may enter into
                                             sub-custodian agreements with other
                                             United States banks or trust
                                             companies to perform duties
                                             described in this sub-paragraph c.
                                             Such bank or trust company shall
                                             have an aggregate capital, surplus
                                             and undivided profits, according to
                                             its last published report, of at
                                             least one million dollars
                                             ($1,000,000), if it is a subsidiary
                                             or affiliate of the Custodian, or
                                             at least twenty million dollars
                                             ($20,000,000) if such bank or trust
                                             company is not a subsidiary or
                                             affiliate of the Custodian. In
                                             addition, the Fund may authorize
                                             the Custodian to employ one or more

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                                             sub-custodians for the Fund's
                                             securities and other assets
                                             maintained outside the United
                                             States. Any such domestic or
                                             foreign sub-custodian must be
                                             qualified to act as custodian and
                                             agree to comply with the relevant
                                             provisions of the 1940 Act and
                                             applicable rules and regulations.
                                             No such arrangement will be entered
                                             into without prior written approval
                                             of the Fund.

                                             The Custodian shall remain
                                             responsible for the performance of
                                             all of its duties as described in
                                             this Agreement and shall be liable
                                             to the Fund for, and shall
                                             indemnify and hold the Fund and
                                             each Portfolio harmless from, its
                                             own acts or omissions and those of
                                             any domestic or foreign
                                             sub-custodian, under the standards
                                             of care provided for herein.

                                             The Fund may appoint or request the
                                             Custodian to appoint certain
                                             sub-custodians with respect to
                                             (including but not limited to) the
                                             facilitation of three party
                                             repurchase agreements. In such an
                                             event, the Custodian shall not be
                                             responsible for the performance or
                                             actions and omissions of any such
                                             sub-custodian.

                           (d) Transactions Requiring Instructions. Upon receipt
of Oral or Written Instructions and not otherwise, the Custodian, directly or through the use of the Book-Entry System, shall:

                                    (i)    deliver any securities held for a
                                             Portfolio against the receipt of
                                             payment for the sale of such
                                             securities;

                                    (ii)   execute and deliver to such persons
                                             as may be designated in such Oral
                                             or Written Instructions, proxies,
                                             consents, authorizations, and any
                                             other instruments whereby the

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                                             authority of any Portfolio as owner
                                             of any securities may be exercised;

                                    (iii)  deliver any securities to the
                                             issuer thereof, or its agent, when
                                             such securities are called,
                                             redeemed, retired or otherwise
                                             become payable; provided that, in
                                             any such case, the cash or other
                                             consideration is to be delivered to
                                             the Custodian;

                                    (iv)   deliver any securities held for a
                                             Portfolio against receipt of other
                                             securities or cash issued or paid
                                             in connection with the liquidation,
                                             reorganization, refinancing, tender
                                             offer, merger, consolidation or
                                             recapitalization of any
                                             corporation, or the exercise of any
                                             conversion privilege;

                                    (v)    deliver any securities held for a
                                             Portfolio to any protective
                                             committee, reorganization committee
                                             or other person in connection with
                                             the reorganization, refinancing,
                                             merger, consolidation,
                                             recapitalization or sale of assets
                                             of any corporation, and receive and
                                             hold under the terms of this
                                             Agreement such certificates of
                                             deposit, interim receipts or other
                                             instruments or documents as may be
                                             issued to it to evidence such
                                             delivery;

                                    (vi)   make such transfer or exchanges of
                                             the assets of the Fund and take
                                             such other steps as shall be stated
                                             in said Oral or Written
                                             Instructions to be for the purpose
                                             of effectuating a duly authorized
                                             plan of liquidation,
                                             reorganization, merger,
                                             consolidation or recapitalization
                                             of the Fund;

                                    (vii)  release securities belonging to a
                                             Portfolio to any bank or trust
                                             company for the purpose of a pledge

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                                             or hypothecation to secure any loan
                                             incurred by a Portfolio; provided,
                                             however, that securities shall be
                                             released only upon payment to the
                                             Custodian of the monies borrowed,
                                             except that in cases where
                                             additional collateral is required
                                             to secure a borrowing already made
                                             subject to proper prior
                                             authorization, further securities
                                             may be released for that purpose;
                                             and repay such loan upon redelivery
                                             to it of the securities pledged or
                                             hypothecated therefor and upon
                                             surrender of the note or notes
                                             evidencing the loan;

                                    (viii) release and deliver securities
                                             owned by a Portfolio in connection
                                             with any repurchase agreement
                                             entered into on behalf of the Fund,
                                             but only on receipt of payment
                                             therefor; and pay out moneys of
                                             such Portfolio in connection with
                                             such repurchase agreements, but
                                             only upon the delivery of the
                                             securities;

                                    (ix)   release and deliver or exchange
                                             securities owned by a Portfolio in
                                             connection with any conversion of
                                             such securities, pursuant to their
                                             terms, into other securities;

                                    (x)    release and deliver securities
                                             owned by a Portfolio for the
                                             purpose of redeeming in kind shares
                                             of the Fund upon delivery thereof
                                             to the Custodian; and

                                    (xi)   release and deliver or exchange
                                             securities owned by a Portfolio for
                                             other corporate purposes.

                                             The Custodian must also receive a
                                             certified resolution describing the
                                             nature of the corporate purpose and
                                             the name and address of the
                                             person(s) to whom delivery shall be

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                                             made when such action is pursuant
                                             to sub-paragraph d.

                           (e) Use of Book-Entry System. The Fund shall deliver
to the Custodian certified resolutions of the Fund's Board of Trustees approving, authorizing and instructing the Custodian on a continuous and on-going basis, to deposit in the Book-Entry System all securities belonging to a Portfolio eligible for deposit therein and to utilize the Book-Entry System to the extent possible in connection with settlements of purchases and sales of securities by the Portfolios, and deliveries and returns of securities loaned, subject to repurchase agreements or used as collateral in connection with borrowings. The Custodian shall continue to perform such duties until it receives Written or Oral Instructions authorizing contrary actions(s).

                  To administer the Book-Entry System properly, the following provisions shall apply:

                                    (i)    With respect to securities of the
                                             Fund which are maintained in the
                                             Book-Entry system, established
                                             pursuant to this sub-paragraph e
                                             hereof, the records of the
                                             Custodian shall identify by
                                             Book-Entry or otherwise those
                                             securities belonging to each
                                             Portfolio. The Custodian shall
                                             furnish the Fund a detailed
                                             statement of the Property held for
                                             each Portfolio under this Agreement
                                             at least monthly and from time to
                                             time and upon written request.

                                    (ii)   Securities and any cash of each
                                             Portfolio deposited in the
                                             Book-Entry System will at all times
                                             be segregated from any assets and
                                             cash controlled by the Custodian in
                                             other than a fiduciary or custodian
                                             capacity but may be commingled with
                                             other assets held in such
                                             capacities. The Custodian and its
                                             sub-custodian, if any, will pay out
                                             money only upon receipt of
                                             securities and will deliver
                                             securities only upon the receipt of
                                             money.

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                                    (iii)  All books and records maintained by
                                             the Custodian which relate to the
                                             Fund's participation in the
                                             Book-Entry System will at all times
                                             during the Custodian's regular
                                             business hours be open to the
                                             inspection of the Fund's duly
                                             authorized employees or agents, and
                                             the Fund will be furnished with all
                                             information in respect of the
                                             services rendered to it as it may
                                             require.

                                    (iv)   The Custodian will provide the Fund
                                             with copies of any report obtained
                                             by the Custodian on the system of
                                             internal accounting control of the
                                             Book-Entry System promptly after
                                             receipt of such a report by the
                                             Custodian.

                  The Custodian will also provide the Fund with such reports on its own system of internal control as the Fund may reasonably request from time to time.

                           (f) Registration of Securities. All Securities held
for a Portfolio which are issued or issuable only in bearer form, except such securities held in the Book-Entry System, shall be held by the Custodian in bearer form; all other securities held for a Portfolio may be registered in the name of the Fund on behalf of a Portfolio, the Custodian, the Book-Entry System, a sub-custodian, or any duly appointed nominees of a Portfolio, the Custodian, Book-Entry system or sub-custodian. The Fund reserves the right to instruct the Custodian as to the method of registration and safekeeping of the securities of a Portfolio. The Fund agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register its registered nominee or in the name of the Book-Entry System, any securities which it may hold for the account of any Portfolio and which may from time to time be registered in the name of the Fund on behalf of a Portfolio. The Custodian shall hold all such securities which are not held in the Book-Entry System in a separate account for each Portfolio in the name of the Fund on behalf of the relevant Portfolio physically segregated at all times from those of any other person or persons.

                           (g) Voting and Other Action. Neither the Custodian
nor its nominee shall vote any of the securities held pursuant to this Agreement by or for the account of any

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Portfolio, except in accordance with Written Instructions. The Custodian, directly or through the use of the Book-Entry System, shall execute in blank and promptly deliver all notice, proxies, and proxy soliciting materials to the registered holder of such securities. If the registered holder is not the Fund on behalf of a Portfolio, then Written or Oral Instructions must designate the person who owns such securities.

                           (h) Transactions Not Requiring Instructions. In the
absence of contrary Written Instructions, the Custodian is authorized to take the following actions:

                                    (i)    Collection of Income and Other
                                             Payments.

                                           (A) collect and receive for the
                                               account of each Portfolio, all
                                               income, dividends, distributions,
                                               coupons, option premiums, other
                                               payments and similar items,
                                               included or to be included in the
                                               Property, and, in addition,
                                               promptly advise the Fund of such
                                               receipt and credit such income,
                                               as collected, to the Portfolio's
                                               custodian account;

                                           (B) endorse and deposit for
                                               collection, in the name of each
                                               Portfolio, checks, drafts, or
                                               other orders for the payment of
                                               money;

                                           (C) receive and hold for the accounts
                                               of each Portfolio all securities
                                               received as a distribution on
                                               that Portfolio's portfolio
                                               securities as a result of a stock
                                               dividend, share split-up or
                                               reorganization, recapitalization,
                                               readjustment or other
                                               rearrangement or distribution of
                                               rights or similar securities
                                               issued with respect to any
                                               portfolio securities belonging to
                                               a Portfolio held by the Custodian
                                               hereunder;

                                           (D) present for payment and collect
                                               the amount payable upon all
                                               securities which may mature or be
                                               called, redeemed or retired, or
                                               otherwise become payable on the
                                               date such securities become
                                               payable; and

                                           (E) take any action which may be
                                               necessary and proper in
                                               connection with the collection
                                               and receipt of such income and
                                               other payments and the
                                               endorsement for collection of
                                               checks, drafts, and other
                                               negotiable instruments.

                                    (ii)   Miscellaneous Transactions.

                                           (A) The Custodian is authorized to
                                               deliver or cause to be delivered
                                               Property against payment or other
                                               consideration or written receipt
                                               therefor, in the following cases:

                                               (1) for examination by a broker
                                                   or dealer selling for the
                                                   account of a Portfolio in
                                                   accordance with street
                                                   delivery custom;

                                               (2) for the exchange of interim
                                                   receipts or temporary
                                                   securities for definitive
                                                   securities; and

                                               (3) for transfer of securities
                                                   into name of the Fund on
                                                   behalf of a Portfolio or the
                                                   Custodian or nominee of
                                                   either, or for exchange of
                                                   securities for a different
                                                   number of bonds,
                                                   certificates,or other
                                                   evidence, representing the
                                                   same aggregate face amount or
                                                   number of units bearing the
                                                   same interest rate, maturity
                                                   date and call provisions, if
                                                   any, provided that, in any
                                                   such case, the new securities
                                                   are to be delivered to the
                                                   Custodian.

                                           (B) Unless and until the Custodian
                                               receives Oral or Written
                                               instructions to the contrary, the
                                               Custodian shall:

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
                                               (1) pay all income items held by
                                                   it which call for payment
                                                   upon presentation and hold
                                                   the cash received by it upon
                                                   such payment for the account
                                                   of each Portfolio;

                                               (2) collect interest and cash
                                                   dividends received, with
                                                   notice to the Fund, to the
                                                   account of each Portfolio;

                                               (3) hold for the account of each
                                                   Portfolio all stock
                                                   dividends, rights and similar
                                                   securities issued with
                                                   respect to any securities
                                                   held by the Custodian; and

                                               (4) execute as agent on behalf of
                                                   the Fund all necessary
                                                   ownership certificates
                                                   required by the Internal
                                                   Revenue Code or the Income
                                                   Tax Regulations of the United
                                                   States Treasury Department or
                                                   under the laws of any State
                                                   now or hereafter in effect,
                                                   inserting the Fund's name on
                                                   behalf of any Portfolio on
                                                   such certificate as the owner
                                                   of the securities covered
                                                   thereby, to the extent it may
                                                   lawfully do so.

                           (i) Segregated Accounts.

                                    (i)    The Custodian shall upon receipt of
                                             Written or Oral Instructions
                                             establish and maintain segregated
                                             accounts on its records for and on
                                             behalf of each Portfolio. Such
                                             accounts may be used to transfer
                                             cash and securities, including
                                             securities in the Book-Entry
                                             System:

                                           (A) for the purposes of compliance by
                                               the Fund with the procedures
                                               required by a securities or
                                               option
                                               exchange, providing such
                                               procedures comply with the 1940
                                               Act and any releases of the SEC
                                               relating to the maintenance of
                                               segregated accounts by registered
                                               investment companies; and

                                           (B) Upon receipt of Written
                                               Instructions, for other proper
                                               corporate purposes.

                                    (ii)   The Custodian may enter into
                                             separate custodial agreements with
                                             various futures commission
                                             merchants ("FCMs") that the Fund
                                             uses (each an "FCM Agreement"),
                                             pursuant to which the Fund's margin
                                             deposits in any transactions
                                             involving futures contracts and
                                             options on futures contracts will
                                             be held by the Custodian in
                                             accounts (each an "FCM Account")
                                             subject to the disposition by the
                                             FCM involved in such contracts in
                                             accordance with the customer
                                             contract between FCM and the Fund
                                             ("FCM Contract"), SEC rules
                                             governing such segregated accounts,
                                             CFTC rules and the rules of the
                                             applicable commodities exchange.
                                             Such FCM Agreements shall only be
                                             entered into upon receipt of
                                             Written Instructions from the Fund
                                             which state that (i) a customer
                                             agreement between the FCM and the
                                             Fund has been entered into; and
                                             (ii) the Fund is in compliance with
                                             all the rules and regulations of
                                             the CFTC. Transfers of initial
                                             margin shall be made into an FCM
                                             Account only upon Written
                                             Instructions; transfers of premium
                                             and variation margin may be made
                                             into an FCM Account pursuant to
                                             Oral Instructions. Transfers of
                                             funds from an FCM Account to the
                                             FCM for which the Custodian holds
                                             such an account may only occur upon
                                             certification by the FCM to the
                                             Custodian that pursuant to the FCM
                                             Agreement and the FCM Contract, all
                                             conditions precedent to its right
                                             to give the Custodian such
                                             instruction have been satisfied.

                           (j) Purchases of Securities. The Custodian shall
settle purchased securities upon receipt of Oral or Written Instructions from the Fund or its investment adviser(s) that specify:

                                    (i)    the name of the issuer and the
                                             title of the securities, including
                                             CUSIP number if applicable;

                                    (ii)   the number of shares or the
                                             principal amount purchased and
                                             accrued interest, if any;

                                    (iii)  the date of purchase and
                                             settlement;

                                    (iv)   the purchase price per unit;

                                    (v)    the total amount payable upon such
                                             purchase;

                                    (vi)   the name of the person from whom or
                                             the broker through whom the
                                             purchase was made. The Custodian
                                             shall upon receipt of securities
                                             purchased by or for a Portfolio pay
                                             out of the moneys held for the
                                             account of a Portfolio the total
                                             amount payable to the person from
                                             whom or the broker through whom the
                                             purchase was made, provided that
                                             the same conforms to the total
                                             amount payable as set forth in such
                                             Oral or Written Instructions; and

                                    (vii)  the name of the Portfolio involved.

                           (k) Sales of Securities. The Custodian shall settle
sold securities upon receipt of Oral or Written Instructions from the Fund that specify:

                                    (i)    the name of the issuer and the
                                             title of the security, including
                                             CUSIP number if applicable;

                                    (ii)   the number of shares or principal
                                             amount sold, and accrued interest,
                                             if any;

                                    (iii)  the date of trade and settlement
                                             and sale;

                                    (iv)   the sale price per unit;

                                    (v)    the total amount payable to the
                                             Portfolio upon such sale;

                                    (vi)   the name of the broker through whom
                                             or the person to whom the sale was
                                             made;

                                    (vii)  the location to which the security
                                             must be delivered and delivery
                                             deadline, if any; and

                                    (viii) the name of the Portfolio involved.

                  The Custodian shall deliver the securities upon receipt of the total amount payable to the Portfolio upon such sale, provided that the total amount payable is the same as was set forth in the Oral or Written Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver securities and arrange for payment in accordance with the customs prevailing among dealers in securities.

                           (l) Reports.

                                    (i)    The Custodian shall furnish the
                                             Fund the following reports:

                                           (A) such periodic and special reports
                                               as the Fund may reasonably
                                               request;

                                           (B) a monthly statement summarizing
                                               all transactions and entries for
                                               the account of each Portfolio,
                                               listing the portfolio securities
                                               belonging to each Portfolio with
                                               the adjusted average cost of each
                                               issue and stating the cash
                                               account of each Portfolio
                                               including disbursements;

                                           (C) the reports to be furnished to
                                               the Fund pursuant to Rule l7f-4;
                                               and

                                           (D) such other information as may be
                                               agreed upon from time to time
                                               between the Fund and the
                                               Custodian.

                                    (ii)   The Custodian shall transmit
                                             promptly to the Fund any proxy
                                             statement, proxy material, notice
                                             of a call or conversion or similar
                                             communication received by it as
                                             custodian of the Property. The
                                             Custodian shall be under no other
                                             obligation to inform the Fund as to
                                             such actions or events.

                           (m) Collections. All collections of monies or other
property in respect, or which are to become part, of the Property (but not the safekeeping thereof upon receipt by the Custodian) shall be at the sole risk of the Fund. If payment is not received by the Custodian within a reasonable time after proper demands have been made, the Custodian shall notify the Fund in writing, including copies of all demand letters, any written responses, memoranda of all oral responses and telephonic demands thereto, and await instructions from the Fund. The Custodian shall not be obliged to take legal action for collection unless and until reasonably indemnified to its satisfaction. The Custodian shall also notify the Fund as soon as reasonably practicable whenever income due on securities is not collected in due course and shall provide the Fund with periodic status reports of such income uncollected after a reasonable time.

                  15. Duration and Termination. This Agreement shall continue until terminated by the Fund or by the Custodian on sixty (60) days' prior written notice to the other party. In the event this Agreement is terminated (pending appointment of a successor to the Custodian or vote of the shareholders of the Fund to dissolve or to function without a custodian of its cash, securities or other property), the Custodian shall not deliver cash, securities or other property of the Portfolios to the Fund. It may deliver them to a bank or trust company of the Custodian's choice, having an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than twenty million dollars ($20,000,000), as a custodian for the Fund to be held under terms similar to those of this Agreement. The Custodian shall not be required to make any such delivery or payment until full payment shall have been made to the Custodian of all of its fees, compensation, costs and expenses. The Custodian shall have a security interest in and shall have a right of setoff against property in the Fund's possession as security for the payment of such fees, compensation, costs and expenses.

                  16. Notices. All notices and other communications, including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notice shall be addressed (a) if to the Custodian, at the Custodian's address, 1900 East Ninth Street, Cleveland, Ohio 44114, marked for the attention of the Custodian Services Department (or its successor); (b) if to the Fund, at the address of the Fund; or (c) if to neither of the foregoing, at such other address as shall have been notified to the sender of any such Notice or other communication. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given five days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

                  17. Amendments. This Agreement, or any term hereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

                  18. Delegation. The Custodian may assign its rights and delegate its duties hereunder to any wholly-owned direct or indirect subsidiary of National City Bank, or National City Corporation, provided that (i) the Custodian gives the Fund thirty (30) days prior written notice; (ii) the delegate agrees with the Custodian to comply with all relevant provisions of the 1940 Act; and (iii) the Custodian and such delegate promptly provide such information as the Fund may request, and respond to such questions as the Fund may ask, relative to the delegation, including (without limitation) the capabilities of the delegate.

                  19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  20. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

                  21. Miscellaneous. The Custodian acknowledges that the Fund is a Massachusetts business trust, and that it is required by the Declaration to limit its liability in all agreements to the assets of the Fund. Consequently, the Custodian agrees that any claims by it against the Fund may be satisfied only from the assets of the Fund, and no shareholders, trustees or officers of the Fund may be held personally liable or responsible for any obligations arising out of this Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one more separate documents their agreement, if any, with respect to delegated and/or Oral Instructions.

                  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

                  This Agreement shall be deemed to be a contract made in Ohio and governed by Ohio law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written.


                                       NATIONAL CITY BANK

                                       By:
                                          -----------------------------------

                                       Title:
                                             --------------------------------


                                       THE PARKSTONE GROUP OF FUNDS

                                       By:
                                          -----------------------------------

                                       Title:
                                             --------------------------------

                                   Portfolios
                                   ----------

         This EXHIBIT A, dated July 24, 1998, is that certain Exhibit A to a Custodian Services Agreement dated as of July 24, 1998 between the undersigned parties. This Exhibit A supersedes all previously dated Exhibits A.

Parkstone Small Capitalization Fund
Parkstone Mid Capitalization Fund
Parkstone Large Capitalization Fund
Parkstone International Discovery Fund
Parkstone Balanced Allocation Fund
Parkstone Aggressive Allocation Fund
Parkstone Conservative Allocation Fund
Parkstone Equity Income Fund
Parkstone Bond Fund
Parkstone Limited Maturity Bond Fund
Parkstone Intermediate Government Obligations Fund
Parkstone U.S. Government Income Fund
Parkstone Municipal Bond Fund
Parkstone Michigan Municipal Bond Fund
Parkstone Prime Obligations Fund
Parkstone U.S. Government Obligations Fund
Parkstone Treasury Fund
Parkstone Tax-Free Fund


                                       NATIONAL CITY BANK

                                       By:
                                          -----------------------------------

                                       Title:
                                             --------------------------------


                                       THE PARKSTONE GROUP OF FUNDS

                                       By:
                                          -----------------------------------

                                       Title:
                                             --------------------------------

                               AUTHORIZED PERSONS
                                    APPENDIX


                  This Appendix, dated July 24, 1998, is that certain Appendix to a Custodian Services Agreement dated as of July 24, 1998 between The Parkstone Group of Funds and National City Bank.


               Names                                   Signatures
               -----                                   ----------


-------------------------------------     -------------------------------------

-------------------------------------     -------------------------------------

-------------------------------------     -------------------------------------

-------------------------------------     -------------------------------------

-------------------------------------     -------------------------------------

-------------------------------------     -------------------------------------


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
The Parkstone Group of Funds
3435 Stelzer Road
Columbus, Ohio 43219


         Re:  Custodian Services Fees
              -----------------------

Ladies and Gentlemen:

                  This letter constitutes our agreement with respect to compensation to be paid to National City Bank (the "Custodian") under the terms of a Custodian Services Agreement dated July 24, 1998 (the "Agreement") between The Parkstone Group of Funds ("you" or the "Fund") and the Custodian. Pursuant to Paragraph 11 of the Agreement, and in consideration of the services to be provided to you, you will pay the Custodian the following:

                  22. With respect to each of the Fund's investment portfolios listed on Exhibit A to the Agreement (the "Portfolios"), an annual custody fee of .020% of each Portfolio's first $100 million of average daily net assets,
 .010% of each Portfolio's next $650 million of average daily net assets and .008% of the average daily net assets of each Portfolio which exceed $750 million, exclusive of out-of-pocket expenses and transaction charges. Custody fees shall be calculated daily and paid monthly.

                  23. The transaction charges are a bundled fee. This bundled fee will not exceed .25% of the amount of total The Parkstone Group of Funds monthly asset based fee.

                  24. The Custodian's out-of-pocket expenses including, but not limited to, postage, telephone, telex, interest claim fee ($50.00 per claim), transfer and registration fees, federal express charges, Federal Reserve and wire fees.

                  25. The Custodian's out-of-pocket costs in providing foreign custody services and/or precious metal custody services.

                  The fee for the period from the date hereof until the end of such year shall be pro-rated according to the proportion which such period bears to the full annual period.

                  If the foregoing accurately sets forth our agreement and you intend to be legally bound thereby, please execute a copy of this letter and return it to us.

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
The Parkstone Group of Funds

-----------------
Page 2


                                              Very truly yours,

                                              NATIONAL CITY BANK

                                              By:
                                                 ------------------------------
Accepted:

THE PARKSTONE GROUP OF FUNDS

By:
   ------------------------------

27